CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Centurion Investment Trust and to the use of our report dated March 5, 2007 on the statement of assets and liabilities as of March 5, 2007 of the Centurion Christian Values Fund (the "Fund"), a series of the Centurion Investment Trust. Such financial statements appear in the Fund's Statement of Additional Information.




                                            BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
MARCH 5, 2007